Security Information








Security Purchased


Cusip
925524AY6


Issuer
VIACOM INC


Underwriters
BoA, Citigroup, JP Morgan, ABN Amro, Daiwa
Securities, DBSI, Dresdner Kleinwort, Mizuho
International, RBS Greenwich, Societe
Generale, Tokyo-Mitsubishi Securities,
Wachovia


Years of continuous operation, including predecessors
> 3 years


Security
VIA 5.75% 4/30/2011


Is the affiliate a manager or co-manager of offering?
Co-Manager


Name of underwriter or dealer from which purchased
BoA


Firm commitment underwriting?
Yes


Trade date/Date of Offering
4/5/2006


Total amount of offering sold to QIBs
1,500,000,000


Total amount of any concurrent public offering
0


Total
1,500,000,000


Public offering price
 $  99.40


Price paid if other than public offering price
 N/A


Underwriting spread or commission
0.88%


Rating
Baa3/BBB


Current yield
5.79%


Benchmark vs Spread (basis points)
110 bp










Fund Specific Information








Board
Total Par Value
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance^
Fund Performance^
Measurement Date*
Chicago Funds







DWS Core Fixed Income VIP
Chicago
830,000
 $                   824,987
0.06%



New York Funds







DWS Bond VIP
New York
458,000
 $                   455,234
0.03%



DWS Core Fixed Income Fund
New York
3,095,000
 $
3,076,306
0.21%



DWS Core Plus Income Fund
New York
1,598,000
 $
1,588,348
0.11%



DWS Lifecycle Long Range Fund
New York
678,000
 $                   673,905
0.05%



DWS Short Duration Fund
New York
970,000
 $                   964,141
0.06%



Total

7,629,000
 $
7,582,921
0.51%











^The Security and Fund Performance is
calculated based on information provided by State Street Bank.




*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.